JNL Series Trust 485BPOS

Ex. 99.28(d)(51)(iv)

Amendment to Amended and Restated Sub-Advisory Agreement Between

Jackson National Asset Management, LLC and Wellington Management Company LLP

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Wellington Management Company LLP, a Delaware limited liability partnership and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Sub-Advisory Agreement effective September 1, 2022, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved termination of the Sub-Adviser as an investment sub-adviser for a portion of assets of the JNL Multi-Manager Emerging Markets Equity Fund, effective April 29, 2024.

Whereas, the Parties have agreed to amend Schedule A and Schedule B of the Agreement, effective April 29, 2024, to remove the JNL Multi-Manager Emerging Markets Equity Fund and its respective fees.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated April 29, 2024, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced, in its entirety, with Schedule B dated April 29, 2024, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective April 29, 2024.

Jackson National Asset Management, LLC		Wellington Management Company LLP

By:	/s/ Emily J. Bennett	By:	/s/ Desmond Havlicek
Name:	Emily J. Bennett	Name:	Desmond Havlicek
Title:	Vice President and	Title:	Senior Managing Director
Deputy General Counsel

Schedule A

Dated April 29, 2024

Funds
JNL/WMC Balanced Fund
JNL/WMC Equity Income Fund
JNL/WMC Global Real Estate Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund

A-1

Schedule B

Dated April 29, 2024

(Compensation)

JNL/WMC Balanced Fund
Average Daily Net Assets	Annual Rate
Assets up to $5 Billion:
$0 to $200 Million	.270%
$200 Million to $400 Million	.250%
$400 Million to $2.5 Billion	.220%
$2.5 Billion to $5 Billion	.200%
Over $5 Billion	.180%
When assets exceed $5 Billion:
$0 to $2.5 Billion	.210%
$2.5 Billion to $5 Billion	.200%
$5 Billion to $10 Billion	.150%
Over $10 Billion	.140%

JNL/WMC Equity Income Fund
Average Daily Net Assets	Annual Rate
$0 to $500 Million	.250%
$500 Million to $1 Billion	.220%
Over $1 Billion	.200%

JNL/WMC Global Real Estate Fund
Average Daily Net Assets	Annual Rate
$0 to $250 Million	.375%
$250 Million to $750 Million	.350%
Over $750 Million	.300%

JNL/WMC Government Money Market Fund
Average Daily Net Assets	Annual Rate
$0 to $1 Billion	.040%
$1 Billion to $4 Billion	.025%
Over $4 Billion	.020%

JNL/WMC Value Fund
Average Daily Net Assets	Annual Rate
$0 to $500 Million	.250%
$500 Million to $1 Billion	.220%
$1 Billion to $1.5 Billion	.200%
Over $1.5 Billion	.180%

B-1